EXHIBIT 10.6.4


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The Warrant and the underlying Shares represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act"), and are "restricted securities" as that term is defined in Rule144 under the Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company. Additionally, Warrants are only exercisable or convertible when such exercise, and the issuance of the underlying Shares, can be affected in compliance with applicable state securities laws.


                               WARRANT CERTIFICATE

Synergy Resources Corporation

                              ____________Warrants


     This Warrant Certificate certifies that or registered assigns (the "Warrant Holder"), is the registered owner of the above-indicated number of Warrants ("Warrants") expiring at 5:00 p.m., Mountain time, on December 31, 2014 (the "Expiration Date"). Each Warrant entitles the Warrant Holder to purchase from Synergy Resources Corporation (the "Company"), a Colorado corporation, at any time commencing on the date it is issued but before the Expiration Date, one fully paid and non-assessable share ("Share") of the Company's common stock at a purchase price of $1.60 per Share (the "Exercise Price") upon surrender of this Warrant Certificate, with the exercise form or warrant conversion exercise form hereon duly completed and executed, with payment of the Exercise Price or cashless exercise, at the principal office of the Company, but only subject to the conditions set forth herein and in the Terms of Warrants ("Warrant Terms"). The Exercise Price, the number of Shares purchasable upon exercise of each Warrant, and the number of Warrants outstanding are subject to adjustments upon the occurrence of certain events set forth in the Warrant Terms. Reference is hereby made to the other provisions of this Warrant Certificate and the provisions of the Warrant Terms, all of which are hereby incorporated by reference herein and made a part of this Warrant Certificate and which shall for all purposes have the same effect as though fully set forth at this place.

      Upon due presentment for registration of transfer of this Warrant Certificate at the office of the Company, a new Warrant Certificate, or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants, subject to any adjustments made in accordance with the Warrant Terms, shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Terms.

     The Warrant Holder evidenced by this Warrant Certificate may exercise all or any whole number of such Warrants in the manner stated hereon and in the Warrant Terms. The Exercise Price shall be payable in lawful money of the United States of America in cash or by certified or cashier's check or bank draft payable to the order of the Company. Upon any exercise of any Warrants evidenced by this Warrant Certificate in an amount less than the number of Warrants so evidenced, there shall be issued to the Warrant Holder a new Warrant Certificate



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evidencing the number of Warrants not so exercised or converted. No adjustment shall be made for any dividends on any shares issued upon exercise of this Warrant.

      No Warrant may be exercised after 5:00 p.m., Mountain time, on the Expiration Date, and any Warrant not exercised by such time shall become void.

      COPIES OF THE WARRANT TERMS, WHICH DEFINES THE RIGHTS, RESPONSIBILITIES AND OBLIGATIONS OF THE COMPANY AND THE WARRANT HOLDERS, ARE ON FILE WITH THE COMPANY. ANY WARRANT HOLDER MAY OBTAIN A COPY OF THE WARRANT TERMS, FREE OF CHARGE, BY A WRITTEN REQUEST TO THE PRINCIPAL OFFICE OF THE COMPANY.

      This Warrant Certificate, when surrendered to the Company, in person or by attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Terms, without payment of a charge, except for any tax or other governmental charge imposed in connection with such exchange, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing a like number of Warrants, subject to any adjustment made in accordance with the Warrant Terms.

      The Company may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for all purposes and the Company shall not be affected by any notice to the contrary. No Warrant Holder, as such, shall have the rights of a stockholder of the Company, either at law or in equity, and the rights of the Warrant Holder, as such, are limited to those rights expressly provided in the Warrant Terms and in the Warrant Certificates.

      The Company shall not be required to issue fractions of Warrants upon any such adjustment or to issue fractions of shares upon the exercise of any Warrants after any such adjustment, but the Company, in lieu of issuing any such fractional interest, shall pay an amount in cash equal to such fraction times the current market value of one Warrant or one share, as the case may be, determined in accordance with the Warrant Terms.

      Unless the amendment is able to be effected by the Company in accordance with the Warrant Terms, the Warrant Terms are subject to amendment only upon the approval of holders of not less than a majority of the outstanding Warrants, except that no such amendment shall accelerate the Expiration Date or increase the Exercise Price without the approval of all the holders of all outstanding Warrants.

     IMPORTANT: The Warrants represented by this Certificate may not be exercised or converted by a Warrant Holder unless at the time of exercise the underlying Shares are qualified for sale, by registration or otherwise, in the state where the Warrant Holder resides or unless the issuance of the Shares would be exempt under the applicable state securities laws. Further, a registration statement under the Securities Act of 1933, as amended, covering the exercise of the Warrants must be in effect and current at the time of



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exercise  unless the  issuance  of Shares  upon any  exercise is exempt from the
registration   requirements   of  the   Securities  Act  of  1933,  as  amended.
Notwithstanding the provisions hereof, unless such registration statement and qualification are in effect and current at the time of exercise, or unless exemptions are available, the Company may decline to permit the exercise of the Warrants and the holder hereof would then only have the choice of either attempting to sell the Warrants, if a market existed therefor, or letting the Warrants expire.

      IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its President and by its Secretary, each by a facsimile of said officers' signatures, and has caused a facsimile of its corporate seal to be imprinted hereon.

Dated: _____________                      SYNERGY RESOURCES CORPORATION



By:                                    By:
   ---------------------------            ------------------------------------
         Secretary                            Chief Executive Officer


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